First Trust Advisors L.P.
Investment Company Code of Ethics


         I.       STATEMENT OF GENERAL PRINCIPLES

         This Code of Ethics is being adopted by First Trust Advisors L.P. (the "Company"), in recognition of the fact that the Company owes a duty at all times to place the interests of investors in investment companies for which the Company provides investment advisory services first. In recognition of such duty it is the Company's policy that the personal securities transactions and other activities of Company personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" investment company securities trades. It is also the Company's policy that Company personnel should not take inappropriate advantage of their position with respect to investment companies for which the Company provides investment advisory services and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of investors in investment companies for which the Company provides investment advisory services.

         II.      DEFINITIONS

          For Purposes of this Code of Ethics:

         A. "Company" shall mean First Trust Advisors L.P.

         B. "Investment Company" shall mean any investment company for which the Company provides investment advisory services.

         C. "Investor" shall mean any investor of any Investment Company.

         D. "Access Person" shall mean any partner, officer or employee of the Company who makes, participates in or obtains information regarding the purchase or sale of securities for an Investment Company's portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities for an Investment Company and includes all personnel listed in the Company's form ADV.

E. "Investment Person" shall mean any officer or employee of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities for an Investment Company's portfolio.

         III.     PROHIBITED PRACTICES

         In furtherance of the policies set forth in paragraph I above, the following practices shall be prohibited:

         A. No Investment Person shall purchase any security during the initial public offering of such security.

         B. No Investment Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Department. In considering whether to approve any such transaction, the Compliance Department shall take into account, among other factors, whether the investment opportunity should be reserved for any existing or proposed Investment Company and its Investors and whether the opportunity is being offered to an individual by virtue of his position. Any Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Department before he takes part in a subsequent consideration of any Investment Company's investment in that issuer, and the decision to include securities of such issuer in an Investment Company shall be subject to independent review by General Counsel of the Company.

         C. No Access Person shall purchase or sell any security on a day during which there is "buy" or a "sell" order from an Investment Company for that security until such order is executed or withdrawn. No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold by an Investment Company.

         D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

         E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Department upon a determination that board service would be consistent with the interests of Investment Companies and their investors and the establishment of appropriate "Chinese wall" procedures by the Compliance Department.

         F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

         IV. COMPLIANCE PROCEDURES

         In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

A. The securities trading personnel of the Company shall provide the Compliance Department with a daily summary of buy and sell orders entered by, on behalf of, or with respect to Investment Companies.

B. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Department. The Compliance Department shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

C. Each Access Person shall disclose all personal securities holdings to the Compliance Department both upon commencement of employment with the Company and within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A.

D. Within 15 days following the end of each calendar year, each Access Person shall certify to the Company that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

E. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance Department all personal securities transactions effected during such quarter by submitting the form attached hereto as Exhibit C.

F. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

G. The requirements of Section IV(B), IV(C), IV(D) and IV(E) shall be deemed to be complied with by any Access Person who complies with substantially similar requirements contained in the First Trust Portfolios L.P. Unit Investment Trust Code of Ethics.


         V.       EXEMPTIONS

         The following transactions shall be exempted from the provisions of
         Article III and, in the case of paragraph A, C, and D, Article IV of this Code of Ethics:

         A. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts.

         B. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

C. Purchases which are part of an automatic dividend reinvestment plan or which involve no investment decision by the purchaser.

D. Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of First Trust Advisor L.P.

         VI.      SANCTIONS

         Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Company may impose such sanctions as it deems appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator.

         Amended as of November 27, 2002

EXHIBIT A

                            FIRST TRUST ADVISORS L.P.
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT


Name of Access/Investment Person: ____________________________________________

Date: ______________________________

      [ ] I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.


   Issuer          # of shares/principal amount               Market Value
   ------          ----------------------------               ------------














                                   OR

        [ ] I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

                                   OR

        [ ] I hereby certify that as of __________________, I had a beneficial interest in no securities.


         ________________________________________
         Signature

EXHIBIT B

                            FIRST TRUST ADVISORS L.P.
                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION


         I, ___________________________, hereby certify that I have read, and understand the FIRST TRUST ADVISORS L.P. Code of Ethics. Furthermore, I certify that I have complied with its provisions during the preceding year.







         ___________________________________                ___________________
         Signature                                          Date

EXHIBIT C


                            FIRST TRUST ADVISORS L.P.
                            ACCESS/INVESTMENT PERSON
                          QUARTERLY TRANSACTION REPORT



     Name of Access/Investment Person:________________________________________

     Date:  _____________________

     [  ]  I hereby certify that during the calendar quarter ended
           _____________, I had a beneficial ownership interest in the following securities transactions:

  Type of       Type of                         # of shares/
Transaction     Security         Issuer       principal amount      $ amount
-----------     --------         ------       ----------------      --------














                                       OR

     [ ] I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions other that those set forth on the attached brokerage account confirmations.

                                       OR

     [ ] I hereby certify that during the calendar quarter ended ___________, I had a beneficial ownership interest in no securities transactions.



     _________________________________________
     Signature





                        CODE OF ETHICS DISTRIBUTION LIST
                                 ACCESS PERSONS

                                  MARK BRADLEY
                                  KITTY COLLINS
                                W. SCOTT JARDINE
                                  MITCHELL MOHR
                                ROXANNE POLEZOES



                        CODE OF ETHICS DISTRIBUTION LIST
                               INVESTMENT PERSONS

                                   JAMES BOWEN
                                 CHARLES BRADLEY
                                ROBERT BREDEMEIER
                                   SUSAN BRIX
                                  ROBERT CAREY
                                 STEVE CLAIBORNE
                                  EDWARD CRAIG
                                   BOB DEELEY
                                  JON ERICKSON
                                  FRANK FICHERA
                                   ALEX GARBER
                                  JOHN HAGERSON
                                   SCOTT HALL
                                 JENNIFER HOPPE
                                    BOB JAMES
                                  RON MCALISTER
                                  DAVE MCGAREL
                                 MIKE MARCINKUS
                               MICHAEL NIEDZWIEDZ
                                   MI RAN PARK
                                 CHRIS PETERSON
                                   ALAN ROONEY
                                 OMAR SEPULVEDA
                                  PETER SHANNON
                                  JOHN SHERREN
                                  MARK SULLIVAN
                                  ROGER TESTIN
                                 RICHARD SWAITEK
                                   JIM VAVREK
                                   STEVEN ZHU